                                                                    EXHIBIT 23.3


            CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of El Paso Energy Partners, L.P., El Paso Energy Partners Finance Corporation, and the Subsidiary Guarantors listed therein of our reserve reports dated as of December 31, 1998, 1999 and 2000, each of which is included in the Annual Report on Form 10-K of El Paso Energy Partners, L.P. for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in this Registration Statement.



                               NETHERLAND, SEWELL & ASSOCIATES, INC.

                               By:   /s/ FREDERIC D. SEWELL
                                     ------------------------------------------
                               Name:     Frederic D. Sewell
                                     ------------------------------------------
                               Title:    Chairman and Chief Executive Officer
                                     ------------------------------------------


Dallas, Texas
January 30, 2002